Exhibit 5.1

                      McGrath, North, Mullin & Kratz, P.C.
                        Suite 1400 One Central Park Plaza
                           222 South Fifteenth Street
                              Omaha, Nebraska 68102
                                 (402) 341-3070

                               September 10, 1996

TO THE BOARD OF DIRECTORS
OF INACOM CORP.

Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of $55,250,000 6% Convertible Subordinated Debentures due June 15, 2006 (the "Debentures") and the 2,302,083 shares of common stock, $.10 par value (the "Common Shares"), of InaCom Corp., a Delaware corporation ("InaCom"), with respect to the proposed sale by certain selling holders thereof from time to time, we have examined such corporate records and other documents including the registration statement on Form S-3, to be filed with the Securities and Exchange Commission, relating to such matters of law as we have deemed necessary for this opinion. Based on such examination and subject to the proceedings as are now being contemplated being duly taken and completed by you prior to the issuance of the Company shares, we advise you that in our opinion:

     1. InaCom is a corporation duly organized and existing under the laws of the state of Delaware.

     2. All necessary corporate action on the part of InaCom has been taken to authorize the registration of the Debentures and the Company Shares by InaCom.

     3. The Debentures and the Common Shares are duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Yours very truly,

                                            McGrath, North, Mullin &
                                              Kratz, P.C.

                                        By  /s/ DAVID L. HEFFLINGER
                                            -----------------------
                                            David L. Hefflinger


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